Exhibit 10.7
AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to Executive Employment Agreement (this “Amended Agreement”), which shall amend certain provisions of that Third Amended and Restated Executive Employment Agreement by and between Paylocity Corporation, an Illinois corporation (“Company”), Paylocity Holdings Corporation, a Delaware corporation (“Parent”), and Steven R. Beauchamp (“Executive”) dated as of February 7, 2014 (“Original Agreement”), is made and entered into by the Company and Executive effective as of August 5, 2024 (the “Effective Date”). Each of the Company and Executive is a “Party,” and collectively, they are the “Parties.”

WHEREAS, Section 2.1 of the Original Agreement provides that the Company reserves the right to modify Executive’s position and duties at any time in its sole and absolute discretion; and

WHEREAS, Section 16 of the Original Agreement further provides that the Original Agreement may be modified in a writing signed by Executive and the Company’s Board of Directors (“Board”); and

WHEREAS, the Parties desire to amend certain provisions of the Original Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Amended Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Position. Section 2.1 of the Original Agreement is hereby amended and restated as follows:

Executive is employed as Executive Chairman of the Board of Directors (“Parent Board”) of Paylocity Holdings Corporation (“Parent”) and shall have the duties and responsibilities assigned by the Parent Board. Executive shall perform faithfully and diligently all duties assigned to Executive. Executive shall no longer serve as President or Chief Executive Officer of the Company as of the Effective Date. The Company reserves the right to modify Executive’s position and duties at any time in its sole and absolute discretion.

2.Compensation. Sections 4.1 and 4.2 of the Original Agreement are hereby amended and restated, and a new Section 4.4 is added, as follows:

4.1Base Salary. As compensation for Executive’s performance of Executive’s duties hereunder, the Company shall pay to Executive an annual base salary of $322,903, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions, payable in accordance with the normal payroll practices of Company. Company shall conduct a review of Executive’s base salary with a targeted increase of no less than three percent (3%) annually based on agreed upon financial objectives for each fiscal year. The salary increase will be evaluated after each fiscal year and implemented by September of each year contingent upon accomplishing specific annual objectives to be agreed upon by Employer and Employee. In the event Executive’s employment under this Restated Agreement is terminated by either Party, for any reason, Executive will earn the base salary prorated to the date of termination.

4.2Incentive Compensation. Executive shall be eligible to earn an annual performance bonus, the target amount of which is 100% of Executive’s base salary (“Annual Bonus”). The Annual Bonus will be based on Executive’s achievement of Company’s annual business plan objectives, which shall be established by Company’s Compensation Committee and communicated to Executive within 60 days of the beginning of each fiscal year. Executive’s achievement of the business plan objectives will be determined by the Compensation Committee in its sole discretion. The Annual Bonus shall be less all required taxes and withholdings and will be paid out within 60 days following the end of the fiscal year in which it is earned.

3.No Other Changes. The remainder of the Original Agreement shall remain in full force and effect.

4.Governing Law. This Amended Agreement will be governed by and construed in accordance with the laws of the United States and the State of Illinois. Each Party consents to the jurisdiction and venue of the state or federal courts in Chicago, Illinois, if applicable, in any action, suit, or proceeding arising out of or relating to this Amended Agreement.

5.Entire Agreement. This Amended Agreement constitutes the entire agreement between the Parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Amended Agreement may be amended or modified only with the written consent of Executive and the Board. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

THE PARTIES TO THIS AMENDED AGREEMENT HAVE READ THE FOREGOING AMENDED AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AMENDED AGREEMENT ON THE DATES SHOWN BELOW.

Steven R. Beauchamp

Date:	7/26/2024	/s/ Steven R. Beauchamp

Paylocity Corporation

Date:	7/26/2024	/s/ Ryan Glenn
Ryan Glenn, Board Member

Paylocity Holdings Corporation

Date:	7/26/2024	/s/ Robin Pederson
Robin Pederson, Board Member